Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Humankind US Stock ETF (the “Fund”), a series of shares of beneficial interest in Humankind Benefit Corporation, and to the use of our report dated February 1, 2021 on the Fund’s financial statement as of January 21, 2021. Such financial statement appears in the Fund’s Statement of Additional Information.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
February 12, 2021